Exhibit 10.18

Second Amendment to Lease
Between
Southwest Casino and Hotel Corp. and Lois L. Woods

This Second Amendment to Lease (the “Second Amendment”) is made and entered into as of the 10th day of February 2004 by and between Lois L. Woods, an individual whose address is P.O. Box 489, Cripple Creek, Colorado 80813 (“Landlord”), and Southwest Casino and Hotel Corp., a Minnesota corporation with offices at 2001 Killebrew Drive, Suite 305, Minneapolis, Minnesota 55425 (“Tenant”). Landlord and Tenant are sometimes referred to in this Second Amendment as a “party” or the “parties,” as the sense requires.

Recitals

A.                                                 Landlord and Tenant are parties to a lease dated as of the 1st day of May, 1998 governing the Premises located at 251 East Bennett Avenue, Cripple Creek, Colorado.

B.                                                   The parties amended the lease as of February 9, 2001 to reflect a change in Section 3.B thereof. For purposes of this Second Amendment, the original lease as amended as of February 9, 2001 is referred to as the lease.

C.                                                     The parties desire to further amend the Lease as set forth herein.

D.                                                  Except as otherwise provided in this Second Amendment, capitalized terms in the Second Amendment shall have the meanings ascribed to them in the original lease entered into as of May 1,1998.

Now Therefore, in consideration of the parties’ mutual obligations and undertakings hereunder and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to amend the Lease as set forth below.

Amendments

1.                             Section 3.C of the Lease is amended to provide, in its entirety:

C.                                                   During the Extension Term. Tenant shall pay rent in the amount of Fourteen Thousand Dollars ($14,000.00) per month during the Extension Term.

2.                             Section 3.F(2) of the Lease is amended to provide, in its entirety:

(2)                                                On the Commencement Date, a deposit in the amount of One Hundred Forty-Four Thousand Dollars ($144,000.00), Ninety-Six Thousand Dollars ($96,000.00) of which shall be credited to the first eight (8) months rent due during the Initial Term, and the Forty-Eight Thousand Dollar ($48,000.00) balance of which will be credited against the last four (4) months rent owed during the Initial Term or, if the Lease Term is extended, against the last four (4) months rent owed during the Extension Term, except that the Forty-Eight Thousand Dollar ($48,000.00)

balance shall be returned to the Tenant in the event this Lease is terminated by either party prior to expiration of the Initial Term.

3.                             All other terms and condition of the Lease shall remain in full force and effect.

In Witness Whereof, the parties have executed this Second Amendment To Lease as of the day first written above.

Landlord:

/s/Lois L. Woods
Lois L. Woods

Tenant:

Southwest Casino and Hotel Corp.

By	/s/ James B. Druck
James B. Druck, President

State of CO, County of Jeller
Signed before me this 11 th day of
February, 2004 by

/s/ Patricia Ruscoe
Patricia Ruscoe
Notary Public

EXTENSION OF LEASE

This Extension of Lease is made and entered into as of this 10th day of February, 2004, by and between LOIS L. WOODS, an individual whose address is P.O. Box 489, Cripple Creek, Colorado 80813 (“Landlord”) and SOUTHWEST CASINO AND HOTEL CORP., a Minnesota corporation with offices at 2001 Killebrew Drive, Suite 306, Minneapolis, Minnesota 55425 (hereinafter referred to as “Tenant”).

WITNESSETH

WHEREAS, Landlord and Tenant are parties to the Lease dated the 1st day of May, 1998, with respect to the Premises located at 251 East Bennett Avenue, Cripple Creek, Colorado; and

WHEREAS, the parties desire to extend the Lease as set forth below.

NOW, THEREFORE, it is agreed by the parties as follows:

1.                                                     Tenant shall exercise their option to extend the term of the Lease as defined in Section 2(C) for a single 5 year term.

2.                                                     All terms and conditions of the Lease and of the first and second amendments shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Extension of Lease to be executed as of the day and year first above written.

Landlord:

/s/ Lois L. Woods
Lois L. Woods

Tenant:

Southwest Casino and Hotel Corp.

By	/s/ James B. Druck
James B. Druck, President

State of CO, County of Jeller
Signed before me this 11 th day of
February, 2004 by

/s/ Patricia Ruscoe
Patricia Ruscoe
Notary Public

AMENDMENT TO LEASE

This Amendment to Lease is made and entered into as of this 9 th day of February, 2001, by and between LOIS L. WOODS, an individual whose address is P.O. Box 489, Cripple Creek, Colorado 80813 (“Landlord”) and SOUTHWEST CASINO AND HOTEL CORP., a Minnesota. corporation with offices at 2001 Killebrew Drive, Suite 306, Minneapolis, Minnesota 55425 (hereinafter referred to as “Tenant”).

WITNESSETH:

WHEREAS, Landlord and Tenant are parties to the Lease dated the lst day of May, 1998, with respect to the Premises located at 251 East Bennett Avenue, Cripple Creek, Colorado; and

WHEREAS, the parties desire to amend the Lease as set forth below.

NOW, THEREFORE, it is agreed by the parties as follows:

1.                             Section 3(B) shall be amended as follows:

B.                                                   During the Initial Term . Tenant shall pay rent in the amount of Twelve Thousand Dollars per month during the first five Lease Years following the Commencement Date.

2.                             All other terms and conditions of the Lease shall remain in full force arid effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to Lease to be executed as of the day and year first above written.

Landlord:

/s/ Lois L. Woods
Lois L. Woods

Tenant:

Southwest Casino and Hotel Corp.

By	/s/ James B. Druck
James B. Druck, President

LEASE

LOIS L. WOODS
(as Landlord)

and

SOUTHWEST CASINO AND HOTEL CORP.
a Minnesota corporation
(as Tenant)

LEASE

THIS LEASE is made and entered into as of the 1st day of May, 1998, by and between LOIS L. WOODS, an individual who address is P.O. Box 489, Cripple Creek, Colorado 80813 (“Landlord”), and SOUTHWEST CASINO AND HOTEL CORP., a Minnesota corporation with offices at 2001 Killebrew Drive, Suite 306 in Minneapolis, Minnesota (“Tenant”).

WITNESSETH:

1.                             PREMISES . In consideration of the payment of rent and the keeping and performance of the covenants and agreements by Tenant as hereinafter set forth, Landlord hereby leases and demises to Tenant the Premises, which consists of that certain real property known as Lot 33, and the South 25 feet of Lot 8, Block 16, City of Fremont (now Cripple Creek), County of Teller, State of Colorado, commonly referred to as 251 East Bennett Avenue, Cripple Creek, Colorado, together with all improvements thereon and all rights, easements and appurtenances thereto, including the building currently known as Lucky Lola’s Casino and all furniture, fixtures and equipment remaining therein as of May 1, 1998 (except slot machines) as reflected in the Inventory attached hereto and incorporated herein as Exhibit A (the “Casino”), and three (3) parking spaces located at the rear of and adjacent to the Casino, and a vacant lot located across the alley from the Casino on which currently are located a propane tank and a trash dumpster, all as shown on Exhibit B attached hereto and incorporated herein by reference.

Notwithstanding the foregoing, the parties understand and agree that they shall revise Exhibit A as of the Commencement Date of the Lease as herein defined to reflect which items of furniture, fixtures and equipment Tenant intends to use in the operation of the casino here contemplated. Tenant shall return to Landlord as of the Commencement Date all such items of furniture, fixtures and equipment located on the Premises which Tenant does not intend to use in its operations and which do not appear on the revised Exhibit A.

2.                             TERM .

A.                            Pre-Opening Period . Tenant shall occupy the Premises as of May 1, 1998 in anticipation of becoming licensed by the Colorado Limited Gaming Control Commission (the “Gaming Commission”) to operate the casino currently located on the Premises by the Spring of 1999 (the “Pre-Opening Period”). Rent payable during the Pre-Opening Period shall be computed as provided in Section 3.A of this Lease.

B.                            Initial Term .. The initial term of the Lease shall commence as of the date upon which Tenant opens the Premises to the public as a casino, having been duly licensed by the Gaming Commission (the “Commencement Date”) and continue for a period of five (5) years (the “Initial Term”).

C.                            Extension Term .. Tenant shall have the option to extend the term of the Lease for a single five (5) year term at the conclusion of the Initial Term (the “Extension Term”).

Tenant shall give Landlord written notice of its election to exercise the extension option at least six (6) months prior to the expiration of the Initial Term. Tenant’s notice of its election to exercise the extension option shall be of no force and effect if as of the date of such notice to extend, Tenant shall be in default under the Lease beyond any applicable cure period.

The Extension Term shall be governed by all the provisions of the Lease applicable to the Initial Term, except for an increase in rent payable during the Extension Term which shall be computed as provided in Section 3.C hereof, and except to the extent that the Lease provides other specific provisions applicable to the Extension Term.

D.                            Holding Over . Nothing contained in this Lease shall be deemed to permit Tenant to use or occupy the Premises after the expiration of the Initial Term or, if applicable, the Extension Term of the Lease. If Tenant continues to occupy the Premises after such expiration, such occupancy shall (unless the parties hereto otherwise agree in writing) be deemed to create a month to month tenancy at a monthly rental equal to one hundred fifty percent (150%) of the annual rent prorated on a monthly basis for the month prior to the commencement of the holdover period, and Tenant shall remain liable for all other additional rent and other charges payable by Tenant under this Lease. Such holdover occupancy shall be subject to all of the terms and conditions of this Lease.

E.                             Definition of Lease Term . The phrase “Lease Term” means the Initial Term together with, if applicable, the Extension Term, both as herein defined.

F.                             Definition of Lease Year . The term “Lease Year” shall mean a period of twelve (12) full consecutive calendar months. The first Lease year shall commence as of the Commencement Date. Each subsequent Lease Year shall commence on the anniversary of the commencement date of the first Lease Year.

3.                             RENT .

A.                            During Pre-Opening Period .  Tenant shall pay rent in the total sum of Eight Thousand Dollars ($8,000.00) per month commencing as of May 1, 1998 and continuing on the first day of each month thereafter through and including December 1, 1998. Commencing as of January 1, 1999 and continuing on the first day of each month thereafter until the Commencement Date, Tenant shall pay rent in the total sum of Twelve Thousand Dollars ($12,000.00) per month.

B.                            During the Initial Term . Tenant shall pay rent in the amount of Twelve Thousand Dollars ($12,000.00) per month during the first three Lease Years following the Commencement Date, Thirteen Thousand Dollars ($13,000.00) per month during the fourth Lease Year, and Fourteen Thousand Dollars ($14,000.00) per month during the fifth Lease Year of the Initial Term.

C.                            During the Extension Term . Tenant shall pay rent in an amount equal to the monthly rent paid during the Initial Term adjusted to reflect applicable changes in the Consumer Price Index (the “CPI Adjustment”). For purposes of this Lease, the Consumer Price Index shall mean the Consumer Price Index for All Items for All Urban Consumers (often referred to as the “Cost of Living Index”), published by the Bureau of Labor Statistics of the Department of Labor of the United States Government.

D.                            Net Lease . It is the intent of Landlord and Tenant that the rent to be paid during the Lease Term shall be a net return to Landlord, free of expense, charge, or reduction with respect to the Premises. Except as otherwise provided herein, Tenant shall pay all Operating Expenses of the Premises during the Lease Term. Operating Expenses are defined as:

(1)                           All real property taxes and assessments levied against the Premises by any governmental or quasi-governmental authority. The foregoing shall include any taxes, assessments, surcharges, or service or other fees of a nature not presently in effect which shall hereafter be levied on the Premises as a result of the use, ownership or operation of the Premises or for any other reason, whether in lieu of or in addition to, any current real estate taxes and assessments; provided, however, that in no event shall the term “taxes or assessments,”  as used herein, include any net federal or state income taxes levied or assessed on Landlord, unless such taxes are a specific substitute for real property taxes (all of the foregoing are collectively referred to herein as the “Taxes”). “Assessment” shall include so-called special assessments, license tax, business license fee or tax, gaming license and/or gaming equipment fee, commercial rental tax, levy, charge penalty or tax, imposed by any authority having the direct power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, water, drainage or other improvement or special district thereof, against the Premises or any legal or equitable interest of Landlord therein. For purposes of this Lease, any special assessments shall be deemed payable in such number of installments as is permitted by law, whether or not actually so paid and shall include any applicable interest on such installments.

(2)                           Costs of supplies.

(3)                           Costs incurred in connection with obtaining and providing energy for the Premises, including, but not limited to, costs of propane, butane, natural gas, steam, electricity, solar energy and fuel oils, coal or any other energy sources.

(4)                           Costs of water and sanitary and storm drainage services.

(5)                           Costs of general maintenance and repairs occasioned by normal wear and tear on the Premises experienced during the Term, including the cost of maintaining (but not repairing or replacing) HV AC and other mechanical systems.

(6)                           Costs of maintenance and replacement of landscaping.

(7)                           Costs of obtaining insurance insuring Tenant in the amount of Two Million Dollars ($2,000,000.00) for damage to property, provided that Tenant’s obligation to obtain and maintain such insurance shall not arise until the Commencement Date, and the risk of damage, injury or loss on and to the Premises shall be borne by Landlord during the period May 1, 1998 to the Commencement Date.

“Operating Expenses” shall not include:

(a)                           Costs of repair of structural defects, including the roof, walls and floors of the Premises, or of repair or replacement of the HVAC, plumbing (except in the event of damage caused by freezing pipes), or sprinkler system (except in the event of damage caused by freezing pipes). Landlord has represented to Tenant that the Premises’ structural integrity is sound and that all essential operating equipment and components were installed or replaced during the 1991 calendar year. As such, Landlord warrants and represents to Tenant that the Premises and all its major components are in good working order, free from defects and deficiencies. Landlord further warrants and represents that the Premises complies with all permits, certificates, laws, rules, building and other codes and regulations of governmental agencies or authorities (collectively, the “Codes”) now in effect, and that Landlord will, at its expense, cause the Premises to continue to comply with such Codes as are now in effect during the Pre-Opening Period and the Lease Term.

In addition, Landlord shall provide Tenant, prior to Tenant’s entry into this Lease, with the most current information filed with the City of Cripple Creek describing the amount and basis for calculation of electrical power to the Premises. Upon review of the information, Tenant will determine whether it wishes to proceed with the Lease and pay for whatever additional power it needs to operate the casino, or decline to enter into or to terminate the Lease.

In the event Landlord and Tenant shall disagree as to whether a particular expense is an “Operating Expense” for purposes of this Lease, Tenant may make and pay for the repair, and the parties shall thereafter each select an expert, who shall determine the nature of the expense and its apportionment, if any, between Landlord and Tenant. If the two experts are unable to agree on the nature and apportionment of the expense, the two experts shall together appoint a third expert, whose decision as to both elements of the determination shall be final and binding upon Landlord and Tenant. Landlord and Tenant shall each bear their own costs in retaining their own experts, and they shall share equally in the costs associated with the retention and work of the third (neutral) expert, if one is appointed.

(b)                           Costs of repairs or other work occasioned by fire, windstorm or other insured casualty to the extent of insurance proceeds received.

(c)                           Costs of repairs or rebuilding necessitated by condemnation.

(d)                           Any interest on borrowed money or debt amortization, except as specifically provided herein.

(e)                           Depreciation on the Premises.

Landlord and Tenant do not intend that Tenant shall pay any Operating Expenses prior to the Commencement Date as herein defined. Until the Commencement Date, Tenant shall be responsible  for the rent described in Section 3.A hereof.

The parties contemplate that Tenant shall receive its gaming license(s) from the Gaming Commission as of October 1, 1998, and that if Tenant does not, and if Myers Avenue Gaming, Inc., or such other entity or person as Landlord may designate, shall thereafter file its own gaming license application governing the Premises, Tenant shall pay the cost of the filing of such application up to a maximum total of Twenty Thousand Dollars ($20,000.00), Ten Thousand Dollars ($10,000.00) of which will be refunded to Tenant in the form of applying it to Tenant’s next month’s rent should Tenant receive its gaming license(s) on or before April 1, 1999.

E.                             Place of Payment .. Rent and such other charges as Tenant is required to pay Landlord shall be payable at Landlord’s notice address reflected in Section 16.E hereof.

F.                             Deposits . Tenant shall pay Landlord the following Lease deposits:

(1)                           Upon (a) execution of this Lease by both parties, and (b) delivery to Tenant of a title insurance policy acceptable to Tenant, as described in Section 6 of this Lease, a Fifteen Thousand Dollars ($15,000.00) non-refundable deposit.

(2)                           On the Commencement Date, a deposit in the amount of One Hundred Forty-Four Thousand Dollars ($144,000.00), Ninety-Six Thousand Dollars ($96,000.00) of which shall be credited to the first eight (8) months rent due during the Initial Term, and the Forty-Eight Thousand Dollar ($48,000.00) balance of which will be credited against the last four (4) months rent owed during the Initial Term, exact that , the Forty-Eight Thousand Dollar ($48,000.00) balance shall be returned to Tenant in the event this Lease is terminated by either party prior to expiration of the Initial Term unless otherwise provided herein.

4.                             USE OF PREMISES ..

A.                            Tenant shall use the Premises primarily as a gaming casino, as contemplated by the Colorado Limited Gaming Act, C.R.S. § 12-47.1-101, et seq . (the “Gaming Act”) (the Gaming Act and all amendments and gaming regulations now existing or hereafter adopted, and all gaming related laws of the City of Cripple Creek and the County of Teller, are sometimes collectively referred to in this Lease as the “Gaming Laws”), and secondarily for any other ancillary or related use as may be permitted by law. Subject to the Gaming Laws, Tenant shall, in its sole discretion, determine the types, number and locations of gaming devices on the Premises and the rules and procedures which will govern the Premises’ operation as a gaming casino. Landlord shall have no control over or power to influence decisions concerning operation of the Premises.

B.                            Without limiting the generality of the provisions of Section 4.A, Tenant shall during the Lease Term (1) comply with all Gaming Laws, and (2) maintain in force all licenses, consents and permits necessary for the use of the Premises as a gaming casino.

C.                            Landlord agrees to cooperate as reasonably required by Tenant to assist Tenant in obtaining and maintaining gaming and liquor licenses for the Premises and shall, in particular, execute any and all documents necessary to obtain gaming and liquor licenses. Landlord shall not cause any such licenses to be denied, revoked, not renewed, or suspended, whether through actions of Landlord prior to the issuance of such licenses or thereafter during the Lease Term. If Landlord or Tenant receives notice that the status or actions of Landlord may or will result, or have resulted, in the denial, revocation, failure to renew or suspension of any gaming or liquor license, Landlord shall take such actions as are necessary to cure the underlying conduct or status.

5.                             ADDITIONAL IMPROVEMENTS:  MECHANIC’S LIENS .

A.                            Additional Improvements . Tenant may, from time to time, construct or install other improvements on the Premises, and make such changes, alterations and additions to the Premises as Tenant shall deem necessary or desirable (the “Additional Improvements”), at Tenant’s expense, subject to the following:

(1)                           No Additional Improvements requiring structural alteration of the Premises may be made without Landlord’s prior written consent, which consent will not be unreasonably withheld. For purposes of this Section 5.A.(1), moving or removing partitions or non-load bearing walls shall not be structural alterations requiring the prior consent of Landlord.

(2)                           Where appropriate or required, Additional Improvements will be conducted under the supervision of an architect or engineer licensed in the State of Colorado and selected by Tenant in its sole discretion.

(3)                           All Additional Improvements shall be of such a kind that, when completed, the value and utility of the Premises at the time shall not be less than the value and utility that the Premises would have had at the time if the Additional Improvements had not been made.

(4)                           All work done in connection with the Additional Improvements shall be done in a good and workmanlike manner.

(5)                           Tenant shall provide Landlord reasonable financial assurance that the Additional Improvements will be completed as contemplated and that Tenant can pay for them, which assurance shall include an estimate of the cost of the Additional Improvements.

B.                            Mechanic’s Liens .. In connection with the construction of any Additional Improvements, Tenant shall cause the payment of all proper and valid invoices and charges of all contractors, subcontractors, suppliers, materialmen and similar parties who furnish services or materials in connection with the construction process. In the event any party records a mechanic’s lien to enforce any claim for services or materials alleged to have been provided in connection with the Premises, Tenant shall cause the same to be released or record within sixty (60) days after the recordation thereof, and Tenant shall be liable to satisfy and cause a discharge of any such mechanic’s lien claim.

Notwithstanding the foregoing, Tenant shall have the right to contest any such mechanic’s lien claim, provided that Tenant conducts such contest in a timely manner and with due diligence, and that Tenant provides Landlord with such security in connection therewith as Landlord may reasonably require. In the event Tenant loses any such contest, and all further rights of appeal have expired, Tenant shall satisfy the mechanic’s lien claim in full prior to any foreclosure sale or other disposition of the Premises in order to satisfy the claim.

6.                             TITLE TO PREMISES AND IMPROVEMENTS . As a condition precedent to Tenant’s entering into this Lease, Landlord shall, at its expense, obtain a title insurance policy insuring Tenant’s leasehold interest in the Premises, which title insurance shall evidence Landlord’s fee simple interest ownership in the Premises subject only to what are listed in the title insurance policy as Permitted Exceptions. The title insurance policy shall be attached to this Lease as Exhibit C and shall be incorporated herein by reference. Landlord warrants that she has fee simple title to the Premises, free and clear of all encumbrances save for the Permitted Exceptions.

Except as otherwise provided herein, Landlord shall be the owner of all improvements paid for and constructed by Tenant upon the Premises, as the same may be altered, expanded and/or improved in accordance with this Lease. Upon the expiration or earlier termination of this Lease, all improvements then existing upon the Premises shall revert to and become the property of Landlord without compensation to, or the requirement of consent or act of, Tenant, and tenant shall thereafter have no further rights thereto or interest therein.

Tenant shall surrender the Premises at the end of the Lease Term or upon earlier termination of the Lease in good condition and repair, reasonable wear and tear and fire and other casualty excepted.

7.                             QUIET ENJOYMENT ..  So long as Tenant is not in default under this Lease, Tenant shall peaceably and quietly use and enjoy the Premises during the Pre-Opening Period and the Lease Term without hindrance or interruption by Landlord or any other person or persons lawfully or equitably claiming by, through or under Landlord.

8.                             CASUALTY AND RESTORATION OF THE PREMISES .

A.                            If the Premises shall be so damaged by fire or other casualty as to render the casino wholly untenantable, and if such damage shall be so great that a competent architect, in good standing, selected by Tenant shall certify in writing to Tenant within sixty (60) days of said casualty that the Premises, with the exercise of reasonable diligence, cannot be made fit for occupancy within one hundred eighty (180) working days from the happening thereof, then this Lease shall cease and terminate from the date of the occurrence of such damage and Tenant shall thereupon surrender to Landlord the Premises and all interest therein hereunder and Landlord may reenter and take possession of the Premises and remove Tenant therefrom.  If, however, the damage shall be such that said architect shall certify within said sixty (60) day period that the Premises can be made tenantable within said one hundred eighty (180) day period, then, except as hereinafter provided, Landlord shall repair the damage so done with all reasonable speed.

B.                            If the Premises shall be slightly damaged by fire or other casualty, but not so as to render the same wholly untenantable or to require a repair period in excess of one hundred eighty (180) days, then, Landlord, after receiving notice in writing of the occurrence of the casualty, except as hereafter provided, shall cause the same to be repaired with reasonable promptness. If the estimated repair period as established in accordance with the provisions of subparagraph A above exceeds one hundred eighty (180) days, then the provisions of subparagraph A shall control notwithstanding the fact that the Premises are not wholly untenantable.

C.                            In case the Premises shall be so injured or damaged, whether by fire or otherwise, that, within sixty (60) days after the happening of such injury, Landlord shall decide not to reconstruct or rebuild the Premises, then, notwithstanding anything contained herein to the contrary, upon notice in writing to that effect given by Landlord to Tenant within said sixty (60)

days, this Lease shall terminate from the date of such written notice, and both parties hereto shall be freed and discharged of all further obligations hereunder.

D.                            Landlord and Tenant hereby waive any and all rights of recovery against the other, their officers, agents, and employees occurring out of the use and occupancy of the Premises for loss or damage to their respective real and/or personal property arising as a result of a casualty or condemnation contemplated by this Section 8. Each of the parties shall, upon obtaining the policies of insurance required by this Lease, notify the insurance carrier that the foregoing waiver is contained in this Lease and shall require such carrier to include an appropriate waiver of subrogation provision in the policies.

E.                             Provided that the casualty is not the fault of Tenant, Tenant’s agents, servants, or employees, Tenant’s rent shall abate during any such period of repair and restoration.

9.                             CONDEMNATION ..  If the entire Premises or substantially all of the Premises or any portion of the casino which shall render the Premises untenantable shall be taken by right of eminent domain or by condemnation or shall be conveyed in lieu of any such taking, then this Lease, at the option of either Landlord or Tenant exercised by either party giving notice to the other of such termination within thirty (30) days after such taking or conveyance, shall forthwith cease and terminate and the rent shall be duly apportioned as of the date of such taking or conveyance. Tenant thereupon shall surrender the Premises and all interest therein under this Lease to Landlord and Landlord may reenter and take possession of the Premises or remove Tenant therefrom. In the event less than all of the Premises shall be taken by such proceeding, Landlord shall promptly repair the Premises to its condition immediately prior to said taking, unless Landlord elects not to reconstruct or rebuild as described in subparagraph C of Section 8 above.

10.                           OPTION TO PURCHASE AND RIGHT OF FIRST REFUSAL .

A.                            Option To Purchase . During the Lease Term, Tenant may purchase the Premises on the following terms:

(1)                           During the first two years of the Initial Term, Two Million Dollars ($2,000,000.00);

(2)                           During the third, fourth and fifth years of the Initial Term, Two Million Dollars ($2,000,000.00), plus the CPI Adjustment, if any;

(3)                           At any time during the Extension Term, Two Million Dollars ($2,000,000.00), plus fifty percent (50%) on any increase in the Fair Market Value (as herein defined) of the building housing the casino over its Fair Market Value as of the end of the Initial Term. Immediately upon notice from Tenant to Landlord of Tenant’s intent to exercise its option to purchase the Premises, the parties will attempt to arrive at an agreement as to the Fair Market Value of the Premises as herein determined. The Fair Market Value shall in no event include any amount attributable to the value of Tenant’s business operations. If Landlord and Tenant are unable to agree on the Fair Market Value within fifteen (15) days of the notice, they shall jointly select an MAI certified appraiser familiar with properties within the vicinity of the Premises to determine the Fair Market Value. If Landlord and Tenant are unable within five (5) days to reach agreement on one MAI appraiser, each party shall designate one qualified MAI appraiser, who shall then jointly select a third qualified MAI appraiser for the purpose of making the Fair Market Value determination here contemplated. The costs of the appraiser selected by the parties shall be borne by the party selecting the same, and the cost of the appraiser who makes the actual determination of Fair Market Value shall be shared equally by Landlord and Tenant. The determination of Fair Market Value shall be made by the appraiser no later than thirty (30) days following his selection.

Upon determination of the Fair Market Value, Tenant shall have fifteen (15) days within which to decide whether it wants to proceed with the purchase option granted herein. If Tenant fails to advise Landlord in writing of Tenant’s intention to exercise the option by the expiration of the fifteen (15) day period, it shall be presumed that Tenant does not wish to exercise the option, and this Lease will expire according to its terms upon the expiration of the Lease Term.

If Tenant timely advises Landlord of Tenant’s intention to exercise the option, the closing on Tenant’s purchase of the Premises shall occur no later than the last day of the Lease Term. If the closing date is other than the last day of the Lease Term, the rent due hereunder shall be prorated to the date of closing. Tenant shall pay the Fair Market Value to Landlord on the closing date in readily available funds. Landlord shall convey title to the Premises by General Warranty Deed, free and clear of all liens and encumbrances except those created by, through or under Tenant during the Lease Term. Landlord shall provide Tenant, at Landlord’s expense, an owner’s title insurance policy in the amount of the purchase price paid by Tenant for the Premises. If Tenant is in default under the Lease at the time of the exercise of the option to purchase, such default must be cured prior to Tenant’s giving Landlord its notice of intention to exercise.

B.                            Right of First Refusal . If Landlord desires to transfer, assign or otherwise convey all of any portion of its interest in Premises, Landlord shall so notify Tenant in writing (the “Notice”), specifying the terms and conditions, and the price at which Landlord intends to offer its interest (the “Terms”). Tenant shall have thirty (30) days after receipt of the Notice within which to notify Landlord that Tenant desires to purchase the interest being offered on the Terms. If Tenant fails to so notify Landlord, Landlord shall be free to consummate a transaction with any third party or parties on the Terms at any time within the next three (3) months without referring the same to Tenant. If no sale occurs within that three (3) month period, then prior to consummating any transaction, the provisions of this Section 10.B shall be complied with again. If Tenant timely notifies Landlord that Tenant desires to exercise the right to purchase contemplated by this Section 10.B, the closing shall occur on the Terms within ninety (90) days of the date of Tenant’s giving such notice.

11.                           TENANT’S RIGHT TO ENCUMBER .  Tenant may at any time during the Pre-Opening Period or the Lease Term encumber the leasehold estate by mortgage or deed or trust. Such right of Tenant to encumber the leasehold estate shall be a continuing right and shall not be deemed to be exhausted by the exercise thereof on one or more occasions. Any such encumbrance shall be expressly subject to the provisions of this Lease, shall not encumber Landlord’s fee simple interest in the Premises, and shall be subordinate to any loans to which Landlord has subordinated its fee simple interest.

12.                           ASSIGNMENT BY TENANT .  Tenant may assign or transfer all or any part of its interest in this Lease and the underlying Premises to any entity or person licensed to operate a casino in the State of Colorado, provided that the transferee’s financial performance ranks it among the top fifteen (15) casino operators in the State of Colorado as measured by the gaming tax rate applied to its revenues during for the preceding month determined in accordance with the Colorado Limited Gaming Act and the Gaming Regulations promulgated thereunder, and provided further that Tenant shall first obtain Landlord’s consent to such assignment or transfer, which consent shall not be unreasonably withheld.

Tenant may, without first obtaining Landlord’s prior consent, transfer or assign all or any part of Tenant’s interest in this Lease and the underlying Premises to any entity in which Tenant retains an ownership interest, provided that , Tenant provides Landlord with not less than thirty (30) days prior written notice of such intended transfer.

13.                           DEFAULT BY TENANT ..

A.                            Definition of Event of Default . Each one of the following events is herein referred to as an “Event of Default.”

(1)                           Any failure by Tenant to pay the rent or any other monetary sums required to be paid hereunder on the date such sums are due and the continuance of such failure for a period of thirty (30) days after written notice of such failure from Landlord.

(2)                           After the Commencement Date, Tenant shall vacate or abandon the Premises, except that , mere vacation as may be necessary to facilitate the re-occupancy of the Premises for a permitted use pursuant to an assignment or subletting authorized under the terms of this Lease, or caused by any casualty or condemnation, or as ordered by any legal authority shall not constitute an Event of Default hereunder.

(3)                           The filing of any petition or the commencement of any case or proceeding by Tenant under any provision or chapter of the Federal Bankruptcy Act, the Federal Bankruptcy Code, or any other federal or state law relating to insolvency, bankruptcy, or reorganization or the adjudication that Tenant is insolvent or bankrupt or the entry of an order for relief under the Federal Bankruptcy Code with respect to Tenant.

(4)                           The filing of any petition or the commencement of any case or proceeding described in subparagraph (3) above against Tenant, unless such petition and all proceedings initiated thereby are dismissed within sixty (60) days from the date of such filing; the filing of an answer by Tenant admitting the allegations of any such petition; the appointment of or taking possession by a custodian, trustee or receiver for all or any assets of Tenant, unless such appointment is vacated or dismissed within sixty (60) days from the date of such appointment.

(5)                           The insolvency of Tenant or the execution by Tenant of an assignment for the benefit of creditors; the convening by Tenant of a meeting of its creditors, or any class thereof, for purposes of effecting a moratorium upon or extension or composition of its debts; or the failure of Tenant generally to pay its debts as they mature.

(6)                           Tenant shall fail to take possession of the Premises on the Commencement Date.

(7)                           Tenant shall fail to perform any of the other agreements terms, covenants, or conditions hereof on Tenant’s part to be performed and such non-performance shall continue for a period of thirty (30) days after written notice thereof by Landlord to Tenant or, if such performance cannot be reasonably had within such thirty (30) day period, Tenant shall not in good faith have commenced such performance within such thirty (30) day period and shall not diligently proceed therewith to completion.

B.                            Remedies of Landlord . If any one or more Events of Default shall happen, then Landlord shall have the right at Landlord’s election, then or at any time thereafter, either to:

(1)                           Make any payment or take any action to cure any such default by Tenant in such manner and to such extent as Landlord may in good faith deem necessary or desirable.

(2)                           Give Tenant written notice in accordance with the Colorado forcible entry and detainer laws, terminate this Lease as of the date of Tenant’s default or as of any later date specified in the notice, and demand and recover possession of the Premises from Tenant.

(3)                           Re-enter and take possession of all or any part of the Premises and expel Tenant therefrom. After recovering possession of the Premises, Landlord shall use reasonable efforts to re-let the Premises.

C.                            Remedies Cumulative . Each of the remedies described above, and all of the remedies available to Landlord at law or in equity upon a default by Tenant, shall be cumulative with and in addition to one another, and may be exercised simultaneously or successively, as Landlord may deem appropriate, without any exercise of one remedy being deemed an election of remedies or a waiver to the exclusion of any other remedy.

14.                           DEFAULT BY LANDLORD ..

A.                            Definition of Default . Landlord shall be in default under this Lease if Landlord shall fail to comply with any term, condition or obligation of Landlord under the Lease, and such failure to comply continues for a period of thirty (30) days after Tenant gives Landlord written notice of such failure, unless such failure cannot reasonably be cured within such thirty (30) day period, in which event the cure period shall extend so long as Landlord has in good faith begun to take action to cure the default within the thirty (30) day period and diligently proceeds to completion thereafter.

B.                            Remedies of Tenant .. Upon the occurrence of any default by Landlord, after expiration of any applicable cure periods, Tenant shall have the right, at its election, then or at any time thereafter, to exercise any one or more of the following remedies:

(1)                           Make any payment or take any action to cure any such default by Landlord in such manner and to such extent as Tenant may in good faith deem necessary or reasonable.

(2)                           Terminate this Lease as of the date of the default by Landlord, or as of any later date specified in a written notice of termination to Landlord.

(3)                           Commence an action to specifically enforce any of Landlord’s obligations under the Lease.

C.                            Remedies Cumulative . Each of the remedies described above, and all of the remedies available to Tenant at law or in equity upon a default by Landlord, shall be cumulative with and in addition to one another, and may be exercised simultaneously or successively, as Tenant may deem appropriate, without any exercise of one remedy being deemed an election of remedies or a waiver to the exclusion of any other remedy.

15.                           TERMINATION .. In addition to termination in accordance with Sections 2, 13 and 14 hereof, this Lease may be terminated in the event of the following:

A.                            Termination By Landlord .  If by April 1, 1999, Tenant has not been licensed by the Gaming Commission to operate the Premises as a gaming casino, and if, in addition, the One Hundred Forty-Four Thousand Dollar ($144,000.00) deposit contemplated by Section 3.F.(2) hereof has not been paid to Landlord, Landlord may terminate this Lease forthwith, and neither party shall have any obligation to the other thereafter.

B.                            Termination By Tenant .

(1)                           Tenant may, in its sole discretion, terminate this Lease at any time during the Pre-Opening Period as herein defined. In the event Tenant elects to do so, Landlord’s sole remedy against Tenant shall be to retain the Fifteen Thousand Dollar ($15,000.00) deposit provided for in Section 3.F.(1) hereof, and to reenter the Premises.

(2)                           If, in the sole discretion of Tenant, the casino located on the Premises is not operating profitably at any time after the first two years of the Initial Term of this Lease, Tenant may terminate the Lease upon payment to Landlord of Ninety-Six Thousand Dollars ($96,000.00), representing a year’s rental payments less the Forty-Eight Thousand Dollar ($48,000.00) deposit balance described in Section 3.F.(2) hereof. In such event, neither party shall thereafter have any obligation to the other, except that , Landlord shall make all reasonable efforts to re-let or re-open the Premises within one year following the Lease’s termination and shall repay to Tenant any sums realized as a result of the mitigation obligation here described.

(3)                           If at any time during the Lease Term the casino’s operations are, in the sole discretion of Tenant, materially adversely affected by local, state or federal legislative or administrative changes, Tenant may terminate the Lease upon payment to Landlord of Ninety-Six Thousand Dollars ($96,000.00), representing one year’s rental payments less the Forty-Eight Thousand Dollar ($48,000.00) deposit balance described in Section 3.F.(2) hereof. In such event, neither party shall thereafter have any obligation to the other, except that , Landlord shall make all reasonable efforts to re-let or re-open the Premises within one year following the Lease’s termination and shall repay to Tenant any sums realized as a result of the mitigation obligation here described.

In the event Tenant shall terminate the Lease as contemplated by this Section 15.B.(1) and (2), the Forty-Eight Thousand Dollar ($48,000.00) deposit balance described in Section 3.F.(2) hereof shall be forfeited to Landlord.

16.                           MISCELLANEOUS .

A.                            No Implied Waiver .. No failure by Landlord or Tenant to insist upon the strict performance of any term, covenant, or agreement contained in this Lease, or to exercise any right or remedy in connection therewith, and no acceptance of full or partial payment during the continuance of any default by Landlord or Tenant, shall constitute a waiver of any such term, covenant, or agreement or any such right or remedy or any such default by Landlord or Tenant.

B.                            Survival of Provisions .  Notwithstanding any termination of this Lease, the same shall continue in force and effect as to any provisions hereof which specifically contemplate and require observance or performance by Landlord or Tenant subsequent to termination.

C.                            Binding Effect .. This Lease shall extend to and be binding upon the heirs, executors, legal representatives, successors, and permitted assigns of the respective parties hereto. The terms, covenants, agreements, and conditions in this Lease shall be construed as covenants running with the Premises.

D.                            Recordation . Neither this Lease nor any memorandum thereof shall be recorded. However, Landlord understands, and agrees that as a condition precedent to Tenant’s entry into this Lease, Tenant shall obtain from any and all lenders of record as evidenced by the title insurance policy required by Section 6 hereof such subordination and attornment agreements as Tenant deems necessary, and Landlord shall assist Tenant as may be required in securing such agreements.

E.                             Notice . All notices required or permitted under this Lease shall be given by registered or certified mail, return receipt requested, correctly addressed and postage prepaid, or by hand or commercial carrier delivery, or by telecopier as follows:

If to Landlord :

Ms. Lois L. Woods
P.O. Box 489
Cripple Creek, Colorado 80813
Telecopier Number: 719/689-2587

with copy to:

Robert M. Duitch, Esq.
811 South Tejon Street
Colorado Springs, Colorado 80903

Telecopier Number: 719/632-0006

If to Tenant :

James B. Druck, Esq.
President.
Southwest Casino and Hotel Corp.
2001 Killebrew Drive, Suite 306
Minneapolis, Minnesota 55425
Telecopier Number: 512/853-9991

with copy to:

Christopher D. Whitney, Esq.
Mulliken, Gleason, Weiner & Whitney, P. C.
102 South Tejon Street, Suite 700
Colorado Springs, Colorado 80903
Telecopier Number: 719/635-8706

Any notice delivered by mail in accordance with this Section shall be deemed to have been duly given on the third business day after the same is deposited in any post office or postal box regularly maintained by the United States Postal Service. Any notice delivered by telecopier shall be deemed to have been duly given upon receipt if concurrently with sending by telecopier receipt s confirmed mechanically or by the recipient. Any notice delivered by hand or commercial carrier shall be deemed to have been given upon actual receipt. Either party, by notice given as herein provided, may change the address to which future notices may be sent.

F.                             Time of the Essence . Time is of the essence under this Lease for the performance and observance of all obligations of Landlord and Tenant, and all provisions of this Lease shall be strictly construed.

G.                            Captions for Convenience . The headings and captions hereof are for convenience only and shall not be considered in interpreting the provisions of this Lease.

H.                            Severability . If any provision of this Lease shall be held invalid or unenforceable. The remainder of the Lease shall not be affected thereby, it being the intent of the parties that the provisions of this Lease shall be enforceable to the fullest extent permitted by law.  There shall be deemed substituted for any invalid or unenforceable provision a valid and enforceable provision as similar as possible to the invalid provision.

I.                              Jurisdiction and Governing Law . This Lease shall be interpreted and enforced in the courts of the state of Colorado and in accordance with the laws of the State of Colorado.

J.                             Integration/Entire Agreement . This Lease, the Exhibit hereto, and the other documents expressly referenced herein constitute the entire agreement between the parties with regard to the subject matter hereof. and any extrinsic covenants, agreements, representations, warranties, conditions or terms are superseded hereby and shall be of no force or effect.

K.                            Modification . No provision of this Lease may be amended or modified except to the extent any such amendment or modification is expressly and specifically set forth in a written instrument executed by both parties.

IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed as of the day and year first above written.

LANDLORD:

/s/ Lois L. Woods
Lois L. Woods

TENANT:

SOUTHWEST CASINO AND HOTEL CORP.

By:	/s/
Title: President